Exhibit 4.39

CERTIFIED TRANSLATION

I, the undersigned, hereby certify that I am competent to translate from Spanish into English, and that the following is a true and accurate translation of the document presented to me in the Spanish language.

LIC. GABRIEL BENJAMÍN DÍAZ SOTO
NOTARY PUBLIC OFFICE NO. 131 OF MEXICO CITY

Av. Santa Catarina No. 238, Col. San Ángel Inn, Borough of Álvaro Obregón
Tel.: 55 50 83 29, 55 50 84 74 Fax: 55 50 88 53
Email: notaria131df@gmail.com

ENNISMORE HOLDINGS US INC.
AV. INSURGENTES SUR 421, TOWER B
HIPÓDROMO NEIGHBORHOOD,
CUAUHTÉMOC BOROUGH, ZIP CODE 06100,
MEXICO CITY.

ADDRESSEE:

Mexico City, March 13, 2026.

SUBJECT: Notice of Assignment of Collection Rights

GABRIEL BENJAMÍN DÍAZ SOTO, holder of Notary Public Office Number One Hundred Thirty-One of Mexico City, hereby states that before me appeared Mr. RODRIGO SANTISTEVAN ROSAS, Trust Delegate “BANCO NACIONAL DE COMERCIO EXTERIOR, SOCIEDAD NACIONAL DE CRÉDITO,DIVISIÓN FIDUCIARIA, DIVISION FIDUCIARIA”, as trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. 10707 and MARÍA NORMA LUCIO LANDÍN, attorney-in-fact of OPERADORA HOTELERA PREMIUM, S.A. DE C.V., and requested that I notify them of the document attached to this instrument, from which I transcribe in its pertinent part the following:

“... We refer to (i) the Hotel Management Agreement (Hotel Management Agreement), dated May 11, 2022, entered into by Operadora Hotelera 1421 Premium, S.A. de C.V., in its capacity as owner (“Operadora Hotelera Premium”) and Ennismore Holdings US Inc., in its capacity as operator (“Ennismore”) (including all of its annexes, appendices and supplements, as well as any amendments, additions or restatements, the “Operation Agreement”); (ii) the Assignment of Collection Rights Agreement under the Operation Agreement, dated May 11, 2022, entered into by Operadora Hotelera Premium, as assignor, and CIBanco, S.A., Institución de Banca Múltiple (“CIBanco”), exclusively in its capacity as trustee under the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment number CIB/3109 (currently identified as No. 10707) (the “Guarantee Trust”), as assignee, pursuant to which Operadora Hotelera Premium assigned its Collection Rights (as such term is defined in the Guarantee Trust) under the Operation Agreement in favor of the trustee of the Guarantee Trust; and (iii) the Notice of Assignment dated May 11, 2022 executed by Operadora Hotelera Premium and delivered to Ennismore.

With respect thereto, we hereby inform you that, on July 16, 2025, a certain Trustee Substitution Agreement was entered into among Operadora Hotelera Premium and other companies, in their capacity as settlors; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, in its capacity as first-ranking beneficiary; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, Trust Division (“Bancomext”), as substitute trustee; and CIBanco, as outgoing trustee; pursuant to which Bancomext replaced CIBanco in its capacity as trustee of the Guarantee Trust.”

In terms hereof (the “Notice”), by this act we irrevocably notify you that, as of December 18, 2025, Operadora Hotelera Premium, in its capacity as assignor, ratified the assignment and transfer, in an irrevocable manner, of the ownership and title to any Collection Rights derived from the Operation Agreement to which it is entitled, present and future, under the Operation Agreement, in favor of Bancomext, as assignee.

Pursuant to the terms of the Operation Agreement, all proceeds that Ennismore is obligated to deliver, pay, transfer, deposit or in any manner deliver to Operadora Hotelera Premium, derived from the commercialization of the Hotel or pursuant to compliance with the obligations under the Operation Agreement that qualify as Collection Rights, as of the date of this Notice, shall be transferred or deposited, as applicable, into the accounts described below or into any other account, as notified by Bancomext.

Based on the foregoing, and unless Bancomext indicates otherwise in writing, as of the date of this Notice, all amounts payable in favor of Operadora Hotelera Premium derived from the Operation Agreement that qualify as Collection Rights shall be delivered to Bancomext in accordance with the following; likewise, you are hereby notified that, in accordance with article 2041 of the Federal Civil Code and the correlatives of the Civil Codes of the federal entities of Mexico and the Commercial Code, your payment obligations under the Operation Agreement shall only be deemed satisfied and considered fulfilled at the moment in which payment thereof is made exclusively to Bancomext in the following bank account:

Dollar Account
BENEFICIARY: BANCO NACIONAL DE COMERCIO EXTERIOR, SNC
BANK: STANDARD CHARTERED BANK
ACCOUNT: 3544034030001
BIC/SWIFT CODE: SCBLUS33XXX
FEDWIRE / ABA NUMBER: 026002561
REFERENCE: 5002040100407
PLACE: NEW YORK, NY

Peso Account
BENEFICIARY: BANCO NACIONAL DE COMERCIO EXTERIOR, SNC
BANK: BBVA MEXICO, S.A.
CLABE ACCOUNT: 012914002020422232
REFERENCE: 5002040100407
PLACE: MEXICO

USING CIE AGREEMENT SERVICE THROUGH THE BBVA PORTAL:
CIE AGREEMENT: 2042223
REFERENCE: 5002040100407
CONCEPT: TRUSTEE ...”

Likewise, I inform you that, in accordance with Article 132, Section II of the Notarial Law for Mexico City, you have the right to appear at my offices located at Avenida Santa Catarina No. 238, Colonia San Ángel Inn, Álvaro Obregón, C.P. 01060, Mexico City, from 8:00 a.m. to 2:00 p.m., within a period of five business days, in order to state whatever is in your interest.

This notification is made by instruction in accordance with Article 133 of the Notarial Law for Mexico City.

SINCERELY,

(Signature) AND SEAL

LIC. GABRIEL BENJAMÍN DÍAZ SOTO
HOLDER OF NOTARY PUBLIC OFFICE NO. 131 OF MEXICO CITY.
“GBDS/pma”

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Ennismore Holdings US Inc.
Av. Insurgentes Sur 421 Torre B,
Hipódromo, Cuauhtémoc, 06100,
Mexico City

Copy to:

Ennismore Holdings U.S., Inc.
101 N 10th Street, Studio 204
Brooklyn, NY 11249
Attention: General Counsel - Americas
Email Address: legal@ennismore.com
Attention: Legal representative.

Subject: Notice of Assignment of Collection Rights

Dear Sirs:

We refer to (i) the Hotel Management Agreement (Hotel Management Agreement), dated May 11, 2022, entered into by Operadora Hotelera 1421 Premium, S.A. de C.V., in its capacity as owner (“Operadora Hotelera Premium”) and Ennismore Holdings US Inc., in its capacity as operator (“Ennismore”) (including all of its annexes, appendices and supplements, as well as any amendments, additions or restatements, the “Operation Agreement”); (ii) the Assignment of Collection Rights Agreement under the Operation Agreement, dated May 11, 2022, entered into by Operadora Hotelera Premium, as assignor, and CIBanco, S.A., Institución de Banca Múltiple (“CIBanco”), exclusively in its capacity as trustee under the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment number CIB/3109 (currently identified as No. 10707) (the “Guarantee Trust”), as assignee, pursuant to which Operadora Hotelera Premium assigned its Collection Rights (as such term is defined in the Guarantee Trust) under the Operation Agreement in favor of the trustee of the Guarantee Trust; and (iii) the Notice of Assignment dated May 11, 2022 executed by Operadora Hotelera Premium and delivered to Ennismore.

With respect thereto, we hereby inform you that, on July 16, 2025, a certain Trustee Substitution Agreement was entered into among Operadora Hotelera Premium and other companies, in their capacity as settlors; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, in its capacity as first-ranking beneficiary; Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, Trust Division (“Bancomext”), as substitute trustee; and CIBanco, as outgoing trustee; pursuant to which Bancomext replaced CIBanco in its capacity as trustee of the Guarantee Trust.

In terms of this (the “Notice”), we hereby irrevocably notify you that, as of December 18, 2025, Operadora Hotelera Premium, in its capacity as assignor, ratified the assignment and transfer, irrevocably, of the ownership and title of any Collection Rights derived from the Operation Agreement.

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Agreement to which it is entitled, present and future, under the Operation Agreement, in favor of Bancomext, as assignee.

Pursuant to the terms of the Operation Agreement, all proceeds that Ennismore is obligated to deliver, pay, transfer, deposit or in any way deliver to Operadora Hotelera Premium, derived from the commercialization of the Hotel or pursuant to compliance with the obligations under the Operation Agreement that qualify as Collection Rights, as of the date of this Notice, shall be transferred or deposited, as applicable, into the accounts described below or into any other account, as notified by Bancomext.

Based on the foregoing, and unless Bancomext indicates otherwise in writing, as of the date of this Notice, all amounts payable in favor of Operadora Hotelera Premium derived from the Operation Agreement that qualify as Collection Rights shall be delivered to Bancomext in accordance with the following; likewise, you are hereby notified that in accordance with article 2041 of the Federal Civil Code and the correlatives of the Civil Codes of the federal entities of Mexico and the Commercial Code, your payment obligations under the Operation Agreement shall only be deemed satisfied and discharged at the time payment thereof is made exclusively to Bancomext in the following bank account:

Dollar Account
BENEFICIARY: BANCO NACIONAL DE COMERCIO EXTERIOR, SNC
BANK: STANDARD CHARTERED BANK
ACCOUNT: 3544034030001
BIC/SWIFT CODE: SCBLUS33XXX
FEDWIRE / ABA NUMBER: 026002561
REFERENCE: 5002040100407
PLACE: NEW YORK, NY

Peso Account
BENEFICIARY: BANCO NACIONAL DE COMERCIO EXTERIOR, SNC
BANK: BBVA MEXICO, S.A.
CLABE ACCOUNT: 012914002020422232
REFERENCE: 5002040100407
PLACE: MEXICO

USING CIE AGREEMENT SERVICE THROUGH THE BBVA PORTAL:
CIE AGREEMENT: 2042223
REFERENCE: 5002040100407
CONCEPT: TRUSTEE

This Notice is delivered to Ennismore in the presence of a notary public, pursuant to article 2036 of the Federal Civil Code and the correlatives of the Civil Codes of the federal entities of Mexico.

[SIGNATURE PAGE FOLLOWS]

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Banco Nacional de Comercio Exterior, S.N.C.
Development Banking Institution, solely and exclusively in its capacity as Trustee of the Irrevocable Trust Agreement for Administration, Guarantee and Source of Payment No. 10707

By: Autograph Signature

Name: Rodrigo Santistevan Rosas
Title: Trust Delegate

Operadora Hotelera Premium, S.A. de C.V.

By: Autograph Signature

Name: María Norma Lucio Landín
Title: Attorney-in-Fact

Agreed and Accepted:

Ennismore Holdings US Inc.

By: Autograph Signature

Name: Nydia Inés Peña Saldaña
Title: Finance Director

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In the City of Monterrey, Nuevo León, United Mexican States; On the 10th-tenthth day of April, 2026, the undersigned, LIC. RODRIGO SALVADOR ALANIS LAMBRETON, with Federal Tax Registry Number AALR731224-DH2, by my own rights herein indicating as conventional address at Mariano Escobedo Sur, number 136- one hundred thirty-six, Colonia Centro, Monterrey, Nuevo León, C.P. 64000, Mexico and under oath to tell the truth, and in my capacity as SWORN EXPERT TRANSLATOR AND INTERPRETER IN THE LANGUAGE ENGLISH-SPANISH, SPANISH-ENGLISH authorized by the Federal Judicial Branch, with the identification number 017//2022, I DECLARE the following:

SOLE. -THAT, TO THE BEST OF MY KNOWLEDGE, THIS DOCUMENT CONSISTING OF (07) SEVEN PAGES INCLUDING THIS ONE, IS A TRUE AND ACCURATE TRANSLATION FROM ITS ORIGINAL SPANISH VERSION INTO ENGLISH.

The foregoing, for all legal purposes that may arise and at the request of the interested party(ies).

"I Attest, Under Oath"

LIC. RODRIGO SALVADOR ALANIS LAMBRETON
SWORN TRANSLATOR AUTHORIZED ID: 0017/2022 by the
Mexican Federal Judicial Branch
rodrigo@traductoresmx.com.mx / +52 (81) 1790-6413
Mariano Escobedo Sur No. 136
Colonia Centro, Monterrey, N.L.
C.P. 64000, Mexico
My commission expires on December 31st., 2028.